===============================================================================

               FIRST NORTHERN COMMUNITY BANCORP OUTSIDE DIRECTORS

                       2000 NONSTATUTORY STOCK OPTION PLAN

===============================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


SECTION 1.        ESTABLISHMENT AND PURPOSE....................................1

SECTION 2.        DEFINITIONS..................................................1
         (a)      "Board of Directors..........................................1
         (b)      "Change in Control...........................................1
         (c)      "Code........................................................2
         (d)      "Committee...................................................2
         (e)      "Company.....................................................2
         (f)      "Exchange Act................................................2
         (g)      "Exercise Price..............................................2
         (h)      "Fair Market Value...........................................2
         (i)      "Nonstatutory Option.........................................2
         (j)      "Option......................................................2
         (k)      "Optionee....................................................2
         (l)      "Outside Director............................................3
         (m)      "Plan........................................................3
         (n)      "Service.....................................................3
         (o)      "Share.......................................................3
         (p)      "Stock.......................................................3
         (q)      "Stock Option Agreement......................................3
         (r)      "Subsidiary..................................................3
         (s)      "Total and Permanent Disability..............................3

SECTION 3.        ADMINISTRATION...............................................3
         (a)      Committee Procedures.........................................3
         (b)      Committee Responsibilities...................................3

SECTION 4.        ELIGIBILITY..................................................4
         (a)      General Rule.................................................4
         (b)      Automatic Grant of Options...................................4

SECTION 5.        STOCK SUBJECT TO PLAN........................................5
         (a)      Basic Limitation.............................................5
         (b)      Additional Shares............................................5

SECTION 6.        TERMS AND CONDITIONS OF OPTIONS..............................6
         (a)      Stock Option Agreement.......................................6
         (b)      Number of Shares.............................................6
         (c)      Exercise Price...............................................6
         (d)      Withholding Taxes............................................6
         (e)      Nontransferability...........................................6
         (f)      Exercise of Options Upon Termination of Service..............6
         (g)      No Rights as a Stockholder...................................6
         (h)      Restrictions on Transfer of Shares...........................7

SECTION 7.        PAYMENT FOR SHARES...........................................7

SECTION 8.        ADJUSTMENT OF SHARES.........................................7
         (a)      General......................................................7
         (b)      Reorganizations..............................................7
         (c)      Reservation of Rights........................................7

SECTION 9.        LEGAL AND REGULATORY REQUIREMENTS............................7

SECTION 10.       DURATION AND AMENDMENTS......................................8
         (a)      Term of the Plan.............................................8
         (b)      Right to Amend or Terminate the Plan.........................8
         (c)      Effect of Amendment or Termination...........................8

SECTION 11.       EXECUTION....................................................8

               FIRST NORTHERN COMMUNITY BANCORP OUTSIDE DIRECTORS
                       2000 NONSTATUTORY STOCK OPTION PLAN


     SECTION 1. ESTABLISHMENT AND PURPOSE.
     ---------- --------------------------

     This Plan was established by First Northern Bank of Dixon (the "Bank"). Pursuant to an Agreement and Plan of Reorganization, as of May 19, 2000, the Bank became a wholly owned subsidiary of First Northern Community Bancorp (the "Company") and the Company assumed sponsorship of the Plan. The Company hereby amends and restates the Plan to become the sponsor of the Plan and to offer Outside Directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock. The Plan provides for the grant of Nonstatutory Options to purchase Shares.

     SECTION 2. DEFINITIONS.
     ---------- ------------

     (a) "Board of Directors" shall mean the Board of Directors of the Company,
          ------------------
as constituted from time to time.

     (b) "Change in Control" shall mean the occurrence of any of the following
          -----------------
events:

          (i) Approval by the shareholders of the Company of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if either:

               (A) The Company is not the continuing or surviving entity; or

               (B) More than 50% of the combined voting power of the Company's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

          (ii) A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

               (A) Had been directors of the Company 24 months prior to such change; or

               (B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

          (iii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the
     Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

     (d) "Committee" shall mean the committee designated by the Board of
          ---------
Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall have membership composition, which enables the Plan to qualify under Rule 16b-3 with regard to the grant of Options or other rights under the Plan to persons who are subject to Section 16 of the Exchange Act.

     (e) "Company" shall mean First Northern Community Bancorp, a California
          -------

corporation.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

     (g) "Exercise Price" shall mean the amount for which one Share may be
          --------------
purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement in accordance with the terms of this Plan.

     (h) "Fair Market Value" shall mean (i) the closing price of a Share on the
          ------------------
principal exchange on which the Shares are trading, on the first trading day immediately preceding the date on which the Fair Market Value is determined, or
(ii) if the Shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (iii) if the Shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (i) "Nonstatutory Option" shall mean a stock option that is not described
          -------------------
in Section 422 of the Code.

     (j) "Option" shall mean a Nonstatutory Option granted under the Plan and
          ------
entitling the holder to purchase Shares.

     (k) "Optionee" shall mean an individual who holds an Option.
          --------

     (l) "Outside Director" shall mean a member of the Board of Directors of the
          ----------------
Company or of a Subsidiary who is not a common-law employee of the Company or of a Subsidiary.

     (m) "Plan" shall mean this First Northern Community Bancorp Outside
          ----
Directors 2000 Nonstatutory Stock Option Plan, as amended from time to time.

     (n) "Service" shall mean service on the Board of Directors whether or not
          --------
as an Outside Director.

     (o) "Share" shall mean one share of Stock, as adjusted in accordance with
          -----
Section 8 (if applicable).

     (p) "Stock" shall mean the Common Stock of the Company.
          -----

     (q) "Stock Option Agreement" shall mean the agreement between the Company
          ----------------------
and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

     (r) "Subsidiary" shall mean any corporation, if the Company and/or one or
          ----------
more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     (s) "Total and Permanent Disability" shall mean that the Optionee is unable
          ------------------------------
to serve on the Board of Directors due to the Optionee's disability. Total and Permanent Disability shall be determined by the Company in accordance with its Long Term Disability Plan.

     SECTION 3. ADMINISTRATION.
     ---------  ---------------

     (a) Committee Procedures. The Board of Directors shall designate one of the
         --------------------
members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

     (b) Committee Responsibilities. Subject to the provisions of the Plan, the
         --------------------------
Committee shall have full authority and discretion to take the following actions:

          (i) To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv) To determine the eligibility of Optionees;

          (v) Subject to Section 4(b), to prescribe the terms and conditions of each Option and to specify the provisions of the Stock Option Agreement relating to such Option;

          (vi) Subject to Section 4(b), to amend any outstanding Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement;

          (vii) To determine the disposition of each Option under the Plan in accordance with any domestic relations order in the event of an Optionee's divorce or dissolution of marriage;

          (viii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Stock Option Agreement; and

          (ix) Subject to Section 4(b), to take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate. All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Option to acquire Shares under the Plan.

     SECTION 4. ELIGIBILITY.
     ---------  ------------

     (a) General Rule. Only Outside Directors shall be eligible to receive a
         ------------
grant of an Option under this Plan. Options may only be granted pursuant to the provisions of Section 4(b) of this Plan. Only Nonstatutory Options will be granted pursuant to this Plan.

     (b) Automatic Grant of Options. Each Outside Director shall receive a
         --------------------------
one-time grant of Options as described in this Section 4(b).

          (i) Each Outside Director who is appointed or initially elected, or reelected at the Company's annual shareholders meeting shall automatically be granted an Option to purchase 7,011 Shares (subject to adjustment under Section 8).

          (ii) All Options may be exercised to the extent that Shares have been vested. All Shares shall vest as follows: Twenty percent (20%) shall be vested on the date of grant. Thereafter, the Shares will vest annually at a rate of 20 percent (20%) per year. All of the Shares shall be fully vested on the fourth anniversary of the date of grant. No additional Shares will vest after the Optionee's Service has terminated for any reason.

          (iii) Notwithstanding anything to the contrary in Section 4(b)(ii), all Options granted to an Outside Director under Section 4(b)(i) shall become fully vested and exercisable upon a Change in Control.

          (iv) The Exercise Price under all Options granted to an Outside Director under this Section 4(b) shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

          (v) All Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of:

               (A)  The fifth anniversary of the date of grant;

               (B) The date which is one-year after the termination of the Optionee's Service by reason of Total and Permanent Disability or death, provided that during the one-year period following termination of Service the Option shall be exercisable as to the vested portion thereof;

               (C) Immediately upon the termination of the Optionee's Service in the event of the conviction of the Optionee of a felony, or a finding by a court that the Optionee engaged in a fraudulent or dishonest act or a gross abuse of authority regarding the Company; or

               (D) The date ninety (90) days after the termination of the Optionee's service as an Outside Director for any other reason, provided that during the 90-day period following termination of Service the Option shall be exercisable as to the vested portion thereof.

     SECTION 5. STOCK SUBJECT TO PLAN.
     ---------- ----------------------

     (a) Basic Limitation. Shares offered under the Plan shall be authorized but
         ----------------
unissued Shares. The aggregate number of Shares which may be issued under the Plan upon exercise of Options shall not exceed 172,493 Shares, subject to adjustment pursuant to Section 8. The number of Shares available for the grant of Options to Outside Directors pursuant to Section 4(b) hereof shall equal the number of Shares to be issued upon the exercise of Options granted thereunder. The number of Shares which are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

     (b) Additional Shares. In the event that any outstanding Option for any
         -----------------
reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.

     SECTION 6. TERMS AND CONDITIONS OF OPTIONS.
     ---------  --------------------------------

     (a) Stock Option Agreement. Each grant of an Option under the Plan shall be
         ----------------------
evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. Subject to Section 4(b), the provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     (b) Number of Shares. Each Stock Option Agreement shall specify the number
         ----------------
of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.

     (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise
         --------------
Price as determined in accordance with Section 4(b)(iv). The Exercise Price shall be payable in the form described in Section 7.

     (d) Withholding Taxes. As a condition to the exercise of an Option, the
         -----------------
Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. An Optionee may satisfy all or part of the Optionee's withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to the Optionee or by surrendering all or a portion of any Shares that the Optionee previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions imposed by the Committee.

     (e) Nontransferability. During an Optionee's lifetime, the Optionee's
         ------------------
Option(s) shall be exercisable only by the Optionee and shall not be transferable. In the event of an Optionee's death, the Optionee's Option(s) shall not be transferable other than by will, beneficiary designation or by the laws of descent and distribution.

     (f) Exercise of Options Upon Termination of Service. Each Stock Option
         -----------------------------------------------
Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries as set forth in Section 4(b)(iii), and may specifythe right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by beneficiary designation, bequest or inheritance.

     (g) No Rights as a Stockholder. An Optionee, or a transferee of an
         --------------------------
Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee's Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in
Section 8.

     (h) Restrictions on Transfer of Shares. Any Shares issued upon exercise of
         ----------------------------------
an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

     SECTION 7. PAYMENT FOR SHARES.
     ---------- -------------------

     The entire Exercise Price shall be payable in lawful money of the United States of America at the time when Options are exercised.

     SECTION 8. ADJUSTMENT OF SHARES.
     ---------- ---------------------

     (a) General. In the event of a subdivision of the outstanding Stock, a
         -------
declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

     (b) Reorganizations. In the event that the Company is a party to a merger
         ---------------
or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corporation); provided, however, that if assumption or continuation of the outstanding Options is not provided by such agreement then the Committee shall have the option of offering the payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, in all cases without the Optionees' consent.

     (c) Reservation of Rights. Except as provided in this Section 8, an
         ---------------------
Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     SECTION 9. LEGAL AND REGULATORY REQUIREMENTS.
     ---------- ----------------------------------

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

     SECTION 10. DURATION AND AMENDMENTS.
     ----------- ------------------------

     (a) Term of the Plan. The Plan, as set forth herein, shall become effective
         ----------------
as of the date set forth below, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months of its adoption by the Board of Directors, any Option grants already made shall be null and void, and no additional Option grants shall be made after such date. The Plan shall terminate automatically on February 27, 2007 and may be terminated on any earlier date pursuant to Section 10(b) below.

     (b) Right to Amend or Terminate the Plan. The Board of Directors may amend
         ------------------------------------
the Plan at any time and from time to time; provided, however, that any amendment to Sections 4 or 5 of the Plan shall be subject to the approval of the Company's shareholders. Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the Option was granted. Except as otherwise provided in this Section 10(b), an amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

     (c) Effect of Amendment or Termination. No Shares shall be issued or sold
         ----------------------------------
under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

     SECTION 11. EXECUTION.
     ----------  ----------

     To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same as of May 18, 2000.

                                   FIRST NORTHERN COMMUNITY BANCORP


                                   By:  /s/ Owen J. Onsum
                                       -----------------------------------

                                   Its: President
                                       -----------------------------------

                                      -8-

                                      -80-